Exhibit 10.18

RIVERSIDE CENTER

TWO RIVERSIDE CENTER

NEWTON, MASSACHUSETTS

OFFICE LEASE AGREEMENT

BETWEEN

HINES GLOBAL REIT RIVERSIDE CENTER, LLC,

a Delaware limited liability company

(“LANDLORD”)

AND

CLEMENTIA PHARMACEUTICALS USA, INC.,

a Delaware corporation

(“TENANT”)

OFFICE LEASE AGREEMENT

THIS OFFICE LEASE AGREEMENT (this “Lease”) is made and entered into as of February 13, 2019, by and between HINES GLOBAL REIT .RIVERSIDE CENTER, LLC, a Delaware limited liability company (“Landlord”), and CLEMENTIA PHARMACEUTICALS USA, INC., a Delaware corporation (“Tenant”). The following exhibits and attachments are incorporated into and made a part of this Lease: Exhibit A (Outline and Location of Premises), Exhibit B (Expenses and Taxes), Exhibit C (Work Letter), Exhibit D (Commencement Letter), Exhibit E (Building Rules and Regulations), Exhibit F (Additional Provisions), and Exhibit G (Guaranty).

1.              Basic Lease Information.

1.01        “Building” shall mean the building located at 275 Grove Street, Newton, Massachusetts 02466, and commonly known as Riverside Center. Landlord and Tenant acknowledge that the “Building”, as defined herein, consists of three buildings commonly known as One Riverside Center, Two Riverside Center and Three Riverside Center. “Rentable Square Footage of the Building” is deemed to be 504,945 square feet.

1.02        “Premises” shall mean the area shown on Exhibit A to this Lease. The Premises is located on the first (1st) floor of Two Riverside Center and known as Suite 2- 130. The “Rentable Square Footage of the Premises” is deemed to be 9,074 square feet. Landlord and Tenant stipulate and agree that the Rentable Square Footage of the Building and die Rentable Square Footage of the Premises are correct.

1.03        “Base Rent”:

Rent Year*	Monthly Base Rent	Annual Base Rent per RSF
Commencement Date - Rent Commencement Date	$-0-	$-0-
Rent Year 1	$35,917.92	$47.50
Rent Year 2	$36,674.08	$48.50
Rent Year 3	$37,430.25	$49.50
Rent Year 4	$38,186.42	$50.50
Rent Year 5	$38,942.58	$51.50

*“Rent Year” shall be defined as a twelve-(12)-month period beginning on the Rent Commencement Date or an anniversary of the Rent Commencement Date, except that if the Rent Commencement Date does not fall on the first day of a calendar month, then the first Rent Year shall begin on the Rent Commencement Date and end on the last day of the month containing the first anniversary of the Rent Commencement Date, and each succeeding Rent Year shall begin on the day following the last clay of the prior Rent Year, and the Monthly Base Rent for the first month of such Rent Year shall be appropriately prorated.

1.04        “Tenant’s Pro Rata Share”: 1.80%.

1.05        “Base Year” for Taxes (defined in Exhibit B): Fiscal Year (defined below) 2020 (i.e., July 1, 2019, to June 30, 2020); “Base Year” for Expenses (defined in Exhibit B): calendar year 2019.

For purposes hereof, “Fiscal Year” shall mean the Base Year for Taxes and each period of July 1 to June 30 thereafter.

1.06        “Term”: The period commencing on the Commencement Date (defined below) and, unless extended or terminated earlier in accordance with this Lease, ending on the last day of the sixty-first (61st) full calendar month following the Commencement Date (the “Termination Date”). The “Commencement Date” shall mean the date on which the Landlord Work (defined in Section 1.14) is Substantially Complete (defined in Exhibit C). The parties anticipate that the Landlord Work will be Substantially Complete oh or about May 1, 2019 (the “Target Commencement Date”). The “Rent Commencement Date” shall be the date that is one (1) month following the Commencement Date. Tenant shall have the option to extend the Term for one (1) additional period of five (5) years, as more particularly set forth in Section 2 of Exhibit F attached hereto.

1.07        “Allowance”: An amount not to exceed $362,960.00, as further described in the attached Exhibit C.

1.08        “Security Deposit”: $215,507.50 (i.e., six (6) Monthly Base Rent payments), as more fully described in Section 6.

1.09        “Guarantor(s)”: Clementia Pharmaceuticals, Inc., a Quebec corporation.

1.10        “Brokers”: Jones Lang LaSalle (“Tenant’s Broker”), which represented Tenant in connection with this transaction, and Cushman & Wakefield (“Landlord’s Broker”), which represented Landlord in connection with this transaction.

1.11        “Permitted Use”: General Business Office.

1.12        “Notice Address(es)”:

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Landlord:	Tenant:

Hines Global REIT Riverside Center, LLC c/o Hines Global REIT Inc. 2800 Post Oak Boulevard, Suite 4800 Houston, Texas 77056 Attention: Sherri Shugart	Prior to the Commencement Date: Clementia Pharmaceuticals USA, Inc. 275 Grove Street, Suite 2-400 Newton, MA 02466 Attention: Jeff Packman

With copies of any notices to Landlord shall be sent to:	With copies of any notices to Tenant to be sent via email to accounting@clementiapharma.com

Hines Interests Limited Partnership

275 Grove Street

Newton, MA 02466

Attention: Property Manager

And

Goulston & Storrs, P.C.

400 Atlantic Avenue

Boston, Massachusetts 02110

Attention: Riverside Center/Newton, Massachusetts

From and after the Commencement Date:

Clementia Pharmaceuticals USA, Inc.

275 Grove Street, Suite 2-130

Newton, MA 02466

Attention: Jeff Packman

With copies of any notices to Tenant to be
sent via email to
accounting@clementiapharma.com

1.13        “Business Day(s)” are Monday through Friday of each week, exclusive of New Year’s Day, Presidents’ Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day (“Holidays”). Landlord may designate additional Holidays that are commonly recognized by other office buildings in the area where the Building is located. “Building Service Hours” are 8:00 A.M. to 6:00 P.M. on Business Days and 8:00 A.M. to 1:00 P.M. on Saturdays.

1.14        “Landlord Work” means the work that Landlord is obligated to perform in the Premises pursuant to a separate agreement (the “Work Letter”) attached to this Lease as Exhibit C.

1.15        “Property” means the Building and the parcel(s) of land on which it is located and, at Landlord’s discretion, the parking facilities and other improvements, if any, serving the Building and the parcel(s) of land on which they are located.

1.16        Tenant shall not record this Lease or any memorandum or notice hereof without Landlord’s prior written consent. If this Lease is terminated before the Term expires, upon Landlord’s request, the parties shall execute, deliver and record an instrument acknowledging the above and the date of the termination of this Lease, and Tenant appoints Landlord its attorney-in-fact in its name and behalf to execute the instrument if Tenant shall fail to execute and deliver the instrument after Landlord’s request therefor within ten (10) days.

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2.              Lease Grant.

Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord. Tenant has the non-exclusive right, at no additional charge to Tenant, to use any portions of the Property that are designated by Landlord for the common use of tenants and others (the “Common Areas”).

3.              Adjustment of Commencement Date; Possession.

3.01        Subject to Landlord’s obligation to perform the Landlord Work, as hereinafter defined, and provide the Allowance, the Premises are accepted by Tenant in “as is” condition and configuration without any representations or warranties by Landlord. By taking possession of the Premises, Tenant agrees that the Premises are in good order and satisfactory condition. Landlord shall not be liable for a failure to deliver possession of the Premises or any other space due to the holdover or unlawful possession of such space by another party, provided, however. Landlord shall use reasonable efforts to obtain possession of any such space. In such event, the Commencement Date for the Premises, or the commencement date for such other space, as applicable, shall be postponed until the date Landlord delivers possession of such space to Tenant free from occupancy by any party. Landlord’s failure to Substantially Complete (as hereinafter defined) the Landlord Work by the Target Commencement Date (described in Section 1.06) shall not be a default by Landlord or otherwise render Landlord liable for damages. Except as otherwise provided in this Lease, Tenant shall not be permitted to take possession of or enter the Premises prior to the Commencement Date without Landlord’s permission. If Tenant takes possession of or enters the Premises before the Commencement Date, Tenant shall be subject to the terms and conditions of this Lease; provided, however, except for the cost of services requested by Tenant (e.g., after hours HVAC service), Tenant shall not be required to pay Rent for any entry or possession before the Commencement Date during which Tenant, with Landlord’s approval, has entered, or is in possession of, the Premises for the sole purpose of performing improvements or installing furniture, equipment or other personal property.

3.02        Promptly after the determination of the Commencement Date, Landlord and Tenant shall execute and deliver a commencement letter in the form attached as Exhibit D (the “Commencement Letter”). Tenant’s failure to execute and return the Commencement Letter, or to provide written objection to the statements contained in the Commencement Letter, within fifteen (15) days after the date of the Commencement Letter shall be deemed an approval by Tenant of the statements contained therein.

4.              Rent.

4.01        Tenant shall pay Landlord, without any setoff or deduction, unless expressly set forth in this Lease, all Base Rent and Additional Rent due for the Term (collectively referred to as “Rent”). “Additional Rent” means all sums (exclusive of Base Rent) that Tenant is required to pay Landlord under this Lease. Tenant shall pay and be liable for all rental, sales and use taxes (but excluding income taxes), if any, imposed upon or measured by Rent. Base Rent and recurring monthly charges of Additional Rent shall be due and payable in advance on the first day of each calendar month without notice or demand, provided that the installment of Base Rent for the first full calendar month of the Term, and the first monthly installment of Additional Rent for Expenses and Taxes, shall be payable upon the execution of this Lease by Tenant. All other items of Rent shall be due and payable by Tenant on or before thirty (30) days after billing by Landlord. Rent shall be made payable to the entity, and sent to the address. Landlord designates and shall be made by good and sufficient check payable in United States of America currency or by other means acceptable to Landlord. If Tenant does not pay any Rent when due hereunder. Tenant shall pay Landlord an administration fee in the amount of $250.00, provided that Tenant shall be entitled to a grace period of up to five (5) days for the first late payment of Rent in a calendar year. In addition, past due Rent shall accrue interest at twelve percent (12%) per annum, and Tenant shall pay Landlord a reasonable fee for any checks returned by Tenant’s bank for any reason. Landlord’s acceptance of less than the correct amount of Rent shall be considered a payment on account of the oldest obligation due from Tenant hereunder, then to any current Rent then due hereunder, notwithstanding any statement to the contrary contained on or accompanying any such payment from Tenant. Rent for any partial month during the Term shall be prorated. No endorsement or statement on a check or letter accompanying payment shall be considered an accord and satisfaction. Tenant’s covenant to pay Rent is independent of every other covenant in this Lease.

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4.02        Tenant shall pay Tenant’s Pro Rata Share of Taxes and Expenses in accordance with Exhibit B of this Lease.

5.              Compliance with Laws; Use.

The Premises shall be used for the Permitted Use and for no other use whatsoever. Tenant shall comply with all statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity whether in effect now or later, including the Americans with Disabilities Act (“Law(s)”), regarding the operation of Tenant’s business, the use, condition, configuration and occupancy of the Premises and the Building systems located in or exclusively serving the Premises. In addition, Tenant shall, at its sole cost and expense, promptly comply with any Laws that relate to the “Base Building” (defined below), but only to the extent such obligations are triggered by Tenant’s use of the Premises, other than for general office use, or Alterations or improvements in the Premises performed or requested by Tenant. “Base Building” shall include the structural portions of the Building, the public restrooms and the Building mechanical, electrical and plumbing systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. Tenant shall promptly provide Landlord with copies of any notices it receives regarding an alleged violation of Law. Tenant shall not exceed the standard density limit for the Building. Tenant shall comply with the rules and regulations of the Building attached as Exhibit E and such other reasonable rules and regulations adopted by Landlord from time to time, including rules and regulations for the performance of Alterations (defined in Section 9.03).

6.              Security Deposit.

The Security Deposit shall be delivered to Landlord upon the execution of this Lease by Tenant and held by Landlord without liability for interest (unless required by Law) as security for the performance of Tenant’s obligations. The Security Deposit is not an advance payment of Rent or a measure of damages. Landlord may from time to time and without prejudice to any other remedy provided in this Lease or by Law, use all or a portion of the Security Deposit to the extent necessary to satisfy past due Rent or to satisfy any other loss or damage resulting from Tenant’s breach under this Lease. If Landlord uses any portion of the Security Deposit, Tenant, within five (5) business days after demand, shall restore the Security Deposit to its original amount. Landlord shall return any unapplied portion of the Security Deposit to Tenant within thirty (30) days after the later to occur of: (a) determination of the final Rent due from Tenant; or (b) the later to occur of the Termination Date or the date Tenant surrenders the Premises to Landlord in compliance with Section 25. Landlord may assign the Security Deposit to a successor or transferee and, following the assignment. Landlord shall have no further liability for the return of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts.

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7.              Building Services.

7.01        Landlord shall furnish Tenant with the following services: (a) water for use in the Base Building lavatories; (b) customary heat and air conditioning in season during Building Service Hours, although (i) Tenant shall have the right to receive HVAC service during hours other than Building Service Hours by paying Landlord’s then standard charge for additional HVAC service and providing such prior notice as is reasonably specified by Landlord, and (ii) if Tenant is permitted to connect any supplemental HVAC units to the Building’s condenser water loop or chilled water line, such permission shall be conditioned upon Landlord having adequate excess capacity from time to time and such connection and use shall be subject to Landlord’s reasonable approval and reasonable restrictions imposed by Landlord, and Landlord shall have the right to charge Tenant a connection fee and/or a monthly usage fee, as reasonably determined by Landlord; (c) standard janitorial service on Business Days; (d) elevator service; (e) electricity in accordance with the terms and conditions in Section 7.02; (f) access to the Building for Tenant and its employees twenty-four (24) hours per day, seven (7) per week, subject to the terms of this Lease and such protective services or monitoring systems, if any, as Landlord may reasonably impose, including, without limitation, sign-in procedures and/or presentation of identification cards; and (g) such other services as Landlord reasonably determines are necessary or appropriate for the Property. If Landlord, at Tenant’s request, provides any services which are not Landlord’s express obligation under this Lease, including, without limitation, any repairs which are Tenant’s responsibility pursuant to Section 9 below, Tenant shall pay Landlord, or such other party designated by Landlord, the cost of providing such service plus a reasonable administrative charge.

7.02        Electricity used by Tenant in the Premises shall be paid for by Tenant by a separate monthly charge payable by Tenant to Landlord as estimated by Landlord (and reconciled annually). Without the consent of Landlord, Tenant’s use of electrical service shall not exceed the Building standard usage, per square foot, as reasonably determined by Landlord, based upon the Building standard electrical design load. Landlord shall, at Landlord’s expense, install and measure electrical usage by commonly accepted methods, including the installation of measuring devices such as submeters and check meters. If it is determined that Tenant is using electricity in such quantities or during such periods as to cause the total cost of Tenant’s electrical usage, on a monthly, per-rentable-square-foot basis, to materially exceed that which Landlord reasonably deems to be standard for the Building, Tenant shall pay Landlord Additional Rent for the cost of such excess electrical usage and, if applicable, for the cost of purchasing and installing the measuring device(s).

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7.03        Landlord’s failure to furnish, or any interruption, diminishment or termination of services due to the application of Laws, the failure of any equipment, the performance of maintenance, repairs, improvements or alterations, utility interruptions or the occurrence of an event of Force Majeure (defined in Section 26.03) (collectively a “Service Failure”) shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement. However, if the Premises, or a material portion of the Premises, are made untenantable for a period in excess of three (3) consecutive Business Days as a result of a Service Failure that is reasonably within the control of Landlord to correct, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the fourth (4th) consecutive Business Day of the Service Failure and ending on the day the service has been restored. If the entire Premises have not been rendered untenantable by the Service Failure, the amount of abatement shall be equitably prorated.

8.              Leasehold Improvements.

All improvements in and to the Premises, including any Alterations (defined in Section 9.03) (collectively, “Leasehold Improvements”) shall remain upon the Premises at the end of the Term without compensation to Tenant, provided that Tenant, at its expense, shall remove any Cable (defined in Section 9.01 below). In addition, Landlord, by written notice to Tenant at least sixty (60) days prior to the Termination Date, may require Tenant, at Tenant’s expense, to remove any Landlord Work or Alterations that, in Landlord’s reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office improvements (the Cable and such other items collectively are referred to as “Required Removables”). Required Removables shall include, without limitation, internal stairways, raised floors, personal baths and showers, vaults, rolling file systems and structural alterations and modifications. The Required Removables shall be removed by Tenant before the Termination Date. Tenant shall repair damage caused by the installation or removal of Required Removables. If Tenant fails to perform its obligations in a timely manner, Landlord may perform such work at Tenant’s expense. Tenant, at the time it requests approval for a proposed Alteration, including any Initial Alterations or Landlord Work, as such terms may be defined in the Work Letter attached as Exhibit C, may request in writing that Landlord advise Tenant whether the Alteration, including any Initial Alterations or Landlord Work, or any portion thereof, is a Required Removable. Within seven (7) days after receipt of Tenant’s request, Landlord shall advise Tenant in writing as to which portions of the alteration or other improvements are Required Removables.

9.              Repairs and Alterations.

9.01        Tenant shall periodically inspect the Premises to identify any conditions that are dangerous or in need of maintenance or repair. Tenant shall promptly provide Landlord with notice of any such conditions. Tenant, at its sole cost and expense, shall perform all maintenance and repairs to the Premises that are not Landlord’s express responsibility under this Lease, and keep the Premises in good condition and repair, reasonable wear and tear excepted. Tenant’s repair and maintenance obligations include, without limitation, repairs to: (a) floor covering; interior partitions; (c) doors; (d) the interior side of demising walls; (e) Alterations (described in Section 9.03); (1) supplemental air conditioning units, kitchens, including hot water heaters, plumbing, and similar facilities exclusively serving Tenant, whether such items are installed by Tenant or are currently existing in the Premises; and (g) electronic, fiber, phone and data cabling and related equipment that is installed by or for the exclusive benefit of Tenant (collectively, “Cable”). AM repairs and other work performed by Tenant or its contractors, including that involving Cable, shall be subject to the terms of Section 9.03 below. If Tenant fails to make any repairs to the Premises for more than fifteen (15) days after notice from Landlord (although notice shall not be required in an emergency), Landlord may make the repairs, and, within thirty (30) days after demand, Tenant shall pay the reasonable cost of the repairs, together with an administrative charge in an amount equal to ten percent (10%) of the cost of the repairs.

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9.02        Landlord shall keep and maintain in good repair and working order and perform maintenance upon the: (a) structural elements of the Building; (b) mechanical (including HVAC), electrical, plumbing and tire/life safety systems serving the Building in general; (c) Common Areas; (d) roof of the Building; (e) exterior windows of the Building; and (f) elevators serving the Building. Landlord shall promptly make repairs for which Landlord is responsible.

9.03        Tenant shall not make alterations, repairs, additions or improvements or install any Cable (collectively referred to as “Alterations”) without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed. However, Landlord’s consent shall not. be required for any Alteration that satisfies all of the following criteria (a “Cosmetic Alteration”): (a) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (b) is not visible from the exterior of the Premises or Building; (c) will not affect the Base Building (defined in Section 5); and (d) does not require work to be performed inside the walls or above the ceiling of the Premises. Cosmetic Alterations shall be subject to all the other provisions of this Section 9.03. Prior to starting work, Tenant shall furnish Landlord with plans and specifications (which shall be in CAD format if requested by Landlord); names of contractors reasonably acceptable to Landlord (provided that Landlord may designate specific contractors with respect to Base Building and vertical Cable, as may be described more fully below); required permits and approvals; evidence of contractor’s and subcontractor’s insurance in amounts reasonably required by Landlord and naming Landlord and the managing agent for the Building (or any successor(s)) as additional insureds; and any security for performance in amounts reasonably required by Landlord. Landlord may designate specific contractors with respect to oversight, installation, repair, connection to, and removal of vertical Cable. All Cable shall be clearly marked with adhesive plastic labels (or plastic tags attached to such Cable with wire) to show Tenant’s name, suite number, and the purpose of such Cable (i) every 6 feet outside the Premises (specifically including, but not limited to, the electrical room risers and any Common Areas), and (ii) at the termination point(s) of such Cable. Changes to the plans and specifications must also be submitted to Landlord for its approval. Alterations shall be constructed in a good and workmanlike manner using materials of a quality reasonably approved by Landlord, and Tenant shall ensure that no Alteration impairs any Building system or Landlord’s ability to perform its obligations hereunder. Tenant shall reimburse Landlord for any sums paid by Landlord for third party examination of Tenant’s plans for non-Cosmetic Alterations. In addition, Tenant shall pay Landlord a fee for Landlord’s oversight and coordination of any non-Cosmetic Alterations equal to five percent (5%) of the cost of the non-Cosmetic Alterations. Upon completion, Tenant shall furnish “as-built” plans (in CAD format, if requested by Landlord) for non-Cosmetic Alterations, completion affidavits and full and final waivers of lien. Landlord’s approval of an Alteration shall not be deemed a representation by Landlord that the Alteration complies with Law.

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10.           Entry by Landlord.

Landlord may enter the Premises to inspect, show or clean the Premises or to perform or facilitate the performance of repairs, alterations or additions to the Premises or any portion of the Building. Except in emergencies or to provide Building services. Landlord shall provide Tenant with reasonable prior verbal notice of entry and shall use reasonable efforts to minimize any interference with Tenant’s use of the Premises. If reasonably necessary, Landlord may temporarily close all or a portion of the Premises to perform repairs, alterations and additions. However, except in emergencies, Landlord will not close the Premises if the work can reasonably be completed on weekends and after Building Service Hours. Entry by Landlord shall not constitute a constructive eviction or entitle Tenant to an abatement or reduction of Rent.

11.           Assignment and Subletting.

11.01     Except in connection with a Business Transfer (defined in Section 11.04), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a “Transfer”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed if Landlord does not exercise its recapture rights under Section 11.02. Without limitation, it is agreed that Landlord’s consent shall not be considered unreasonably withheld if the proposed transferee is a governmental entity or an occupant of the Building or an occupant of any other buildings within the same project or if the proposed transferee, whether or not an occupant of the Building or an occupant of any other buildings within the same project, is in discussions with Landlord regarding the leasing of space within the Building or within any other buildings within the same project. If the entity(ies) which directly or indirectly controls the voting shares/rights of Tenant (other than through the ownership of voting securities listed on a recognized securities exchange) changes at any time, such change of ownership or control shall constitute a Transfer. Any Transfer in violation of this Section shall, at Landlord’s option, be deemed a Default by Tenant as described in Section 18, and shall be voidable by Landlord. In no event shall any Transfer, including a Business Transfer (as defined in Section 11.04), release or relieve Tenant from any obligation under this Lease, and Tenant shall remain primarily liable for the performance of the tenant’s obligations under this Lease, as amended from time to time.

11.02     Tenant shall provide Landlord with financial statements for the proposed transferee (or, in the case of a change of ownership or control, for the proposed new controlling entity(ies)), a fully executed copy of the proposed assignment, sublease or other Transfer documentation and such other information as Landlord may reasonably request. Within fifteen (15) Business Days after receipt of the required information and documentation, Landlord shall either: (a) consent to the Transfer by execution of a consent agreement in a form reasonably designated by Landlord; (b) reasonably refuse to consent to the Transfer in writing; or (c) in the event of an assignment of this Lease or subletting of more than twenty percent (20%) of the Rentable Square Footage of the Premises for more than fifty percent (50%) of the remaining Term (excluding unexercised options), recapture the portion of the Premises that Tenant is proposing to Transfer. If Landlord exercises its right to recapture, this Lease shall automatically be amended (or terminated if the entire Premises is being assigned or sublet) to delete the applicable portion of the Premises effective on the proposed effective date of the Transfer, although Landlord may require Tenant to execute a reasonable amendment or other document reflecting such reduction or termination. Tenant shall pay Landlord a review fee of $1,500.00 for Landlord’s review of any requested Transfer.

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11.03     Tenant shall pay Landlord fifty percent (50%) of all rent and other consideration which Tenant receives as a result of a Transfer that is in excess of the Rent payable to Landlord for the portion of the Premises and Term covered by the Transfer. Tenant shall pay Landlord for Landlord’s share of the excess within thirty (30) days after Tenant’s receipt of the excess. In determining the excess due Landlord, Tenant may deduct from the excess, on a straight-line basis, all reasonable and customary expenses directly incurred by Tenant attributable to the Transfer. If Tenant is in Default, Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against Rent in the amount of Tenant’s share of payments received by Landlord.

11.04     Tenant may assign this Lease to a successor to Tenant by merger, consolidation or the purchase of substantially all of Tenant’s assets, or assign this Lease or sublet all or a portion of the Premises to an Affiliate (defined below), without the consent of Landlord, provided that all of the following conditions are satisfied (a “Business Transfer”): (a) Tenant must not be in Default; (b) Tenant must give Landlord written notice at least fifteen (15) Business Days before such Transfer; and (c) except in the case of an assignment or sublease to an Affiliate, the Credit Requirement (defined below) must be satisfied. Tenant’s notice to Landlord shall include information and documentation evidencing the Business Transfer and showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant’s successor shall sign and deliver to Landlord a commercially reasonable form of assumption agreement. “Affiliate” shall mean an entity controlled by, controlling or under common control with Tenant. The “Credit Requirement” shall be deemed satisfied if, as of the date immediately preceding the date of the Business Transfer, the financial strength of (i) the entity with which Tenant is to merge or consolidate or (ii) the purchaser of substantially all of the assets of Tenant is not less than that of Tenant, as determined (x) based on credit ratings of such entity and Tenant by both Moody’s and Standard & Poor’s (or by either such agency alone, if applicable ratings by the other agency do not exist), or (y) if such credit ratings do not exist, then in accordance with Moody’s KMV RiskCalc (i.e., the on-line software tool offered by Moody’s for analyzing credit risk) based on CFO-certified financial statements for such entity and Tenant covering their last two (2) fiscal years ending before the Transfer.

11.05     Notwithstanding anything to the contrary contained in this Section 11, neither Tenant nor any other person having a right to possess, use, or occupy (for convenience, collectively referred to in this subsection as “Use”) the Premises shall enter into any lease, sublease, license, concession or other agreement for Use of all or any portion of the Premises which provides for rental or other payment for such Use based, in whole or in part, on the net income or profits derived by any person that leases, possesses, uses, or occupies all or any portion of the Premises (other than an amount based on a fixed percentage or percentages of receipts or sales), and any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a transfer of any right or interest in the Use of all or any part of the Premises.

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12.           Liens.

Tenant shall not permit mechanics’ or other liens to be placed upon the Property, Premises or Tenant’s leasehold interest in connection with any work or service done or purportedly done by or for the benefit of Tenant or its subtenants or transferees. Tenant shall give Landlord notice at least fifteen (15) days prior to the commencement of any work in the Premises to afford Landlord the opportunity, where applicable, to post and record notices of non-responsibility. Tenant, within ten (10) days of notice from Landlord, shall fully discharge any lien by settlement, by bonding or by insuring over the lien in the manner prescribed by the applicable lien Law and, if Tenant fails to do so, Tenant shall be deemed in Default under this Lease and, in addition to any other remedies available to Landlord as a result of such Default by Tenant, Landlord, at its option, may bond, insure over or otherwise discharge the lien. Tenant shall reimburse Landlord for any amount paid by Landlord, including, without limitation, reasonable attorneys’ fees. Landlord shall have the right to require Tenant to post a performance or payment bond in connection with any work or service done or purportedly done by or for the benefit of Tenant. Tenant acknowledges and agrees that all such work or service is being performed for the sole benefit of Tenant and not for the benefit of Landlord.

13.           Indemnity and Waiver of Claims.

Except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Related Parties (defined below), Tenant shall indemnify, defend and hold Landlord and Landlord Related Parties harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys’ fees and other professional fees (if and to the extent permitted by Law) (collectively referred to as “Losses”), which may be imposed upon, incurred by or asserted against Landlord or any of the Landlord Related Parties by any third party and arising out of or in connection with any damage or injury occurring in the Premises or any acts or omissions (including violations of Law) of Tenant, its trustees, managers, members, principals, beneficiaries, partners, officers, directors, employees and agents (the “Tenant Related Parties”) or any of Tenant’s transferees, contractors or licensees. Tenant hereby waives all claims against and releases Landlord and its trustees, managers, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagees (defined in Section 23) and agents (the “Landlord Related Parties”) from all claims for any injury to or death of persons, damage to property or business loss in any manner related to (a) Force Majeure, (b) acts of third parties, (c) the bursting or leaking of any tank, water closet, drain or other pipe, (d) the inadequacy or failure of any security or protective services, personnel or equipment, or (e) any matter not within the reasonable control of Landlord.

14.           Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts:

14.01     Commercial General Liability Insurance covering claims of bodily injury, personal injury and property damage arising out of Tenant’s operations and contractual liabilities, including coverage formerly known as broad form, on an occurrence basis, with minimum primary limits of $2,000,000 each occurrence and $4,000,000 annual aggregate and a minimum excess/umbrella limit of $3,000,000.

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14.02     Property insurance covering (i)all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s property in the Premises installed by, for, or at the expense of Tenant (“Tenant’s Property”), and (ii) any Leasehold Improvements installed by or for the benefit of Tenant, whether pursuant to this Lease or pursuant to any prior lease or other agreement to which Tenant was a party (“Tenant-Insured Improvements”). Such insurance shall be written on a special cause of loss form for physical loss or damage, for the full replacement cost value (subject to reasonable deductible amounts) without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance, and shall include coverage for damage or other loss caused by fire or other peril, including vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion, and providing business interruption coverage for a period of one year.

14.03     Worker’s Compensation and Employer’s Liability or other similar insurance to the extent required by Law.

14.04     Form of Policies. The minimum limits of insurance required to be carried by Tenant shall not limit Tenant’s liability. Such insurance shall (i) be issued by an insurance company that has an A.M. Best rating of not less than A-VIII; (ii) be in form and content reasonably acceptable to Landlord; and (iii) provide that it shall not be canceled or materially changed without thirty (30) days’ prior notice to Landlord, except that ten (10) days’ prior notice may be given in the case of nonpayment of premiums. Tenant’s Commercial General Liability Insurance shall (a) name Landlord, Landlord’s managing agent, and any other party designated by Landlord (“Additional Insured Parties”) as additional insureds; and (b) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and non-contributing with Tenant’s insurance. Landlord shall be designated as a loss payee with respect to Tenant’s Property insurance on any Tenant-Insured Improvements. Tenant shall deliver to Landlord, on or before the Commencement Date and at least fifteen (15) days before the expiration dates thereof, certificates from Tenant’s insurance company on the forms currently designated “ACORD 28” (Evidence of Commercial Property Insurance) and “ACORD 25-S” (Certificate of Liability Insurance) or the equivalent. Attached to the ACORD 25-S (or equivalent) there shall be an endorsement naming the Additional Insured Parties as additional insureds which shall be binding on Tenant’s insurance company and shall expressly require the insurance company to notify each Additional Insured Party in writing at least thirty (30) days before any termination or material change to the policies, except that ten (10) days’ prior notice may be given in the case of nonpayment of premiums. Upon Landlord’s request, Tenant shall deliver to Landlord, in lieu of such certificates, copies of the policies of insurance required to be carried under Section 14.01 showing that the Additional Insured Parties are named as additional insureds.

14.05     Tenant shall maintain such increased amounts of the insurance required to be carried by Tenant under this Section 14, and such other types and amounts of insurance covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord, but not in excess of the amounts and types of insurance then being required by landlords of buildings comparable to and in the vicinity of the Building.

14.06     Landlord makes no representation or warranty to Tenant that the amount of insurance required to be carried by Tenant under the terms of this Lease is adequate to fully protect Tenant’s interests. Tenant is encouraged to evaluate its insurance needs and obtain whatever additional types or amounts of insurance that it may deem desirable or appropriate.

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15.           Subrogation.

Notwithstanding anything to the contrary set forth in this Lease, each party waives, and shall cause its insurance carrier to waive, any right of recovery against the other for any loss of or damage to property which loss or damage is (or, if the insurance required hereunder had been carried, would have been) covered by insurance. For purposes of this Section 15, any deductible with respect to a party’s insurance shall be deemed covered by, and recoverable by such party under, valid and collectable policies of insurance.

16.           Casualty Damage.

16.01     If all or any portion of the Premises becomes untenantable or inaccessible by fire or other casualty to the Premises or the Common Areas (collectively a “Casualty”), Landlord, with reasonable promptness, shall cause a general contractor selected by Landlord to provide Landlord with a written estimate of the amount of time required, using standard working methods, to substantially complete the repair and restoration of the Premises and any Common Areas necessary to provide access to the Premises (“Completion Estimate”). Landlord shall promptly forward a copy of the Completion Estimate to Tenant. If the Completion Estimate indicates that the Premises or any Common Areas necessary to provide access to the Premises cannot be made tenantable within two hundred seventy (270) days from the date the repair is started, then either party shall have the right to terminate this Lease upon written notice to the other within ten (10) days after Tenant’s receipt of the Completion Estimate. Tenant, however, shall not have the right to terminate this Lease if the Casualty was caused by the negligence or intentional misconduct of Tenant or any Tenant Related Parties. In addition, Landlord, by notice to Tenant within ninety (90) days after the date of the Casualty, shall have the right to terminate this Lease if: (1) the Premises have been materially damaged and there is less than two (2) years of the Term remaining on the date of the Casualty; (2) any Mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt; or (3) a material uninsured loss to the Building or Premises occurs.

16.02     If this Lease is not terminated, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, restore the Premises and Common Areas. Such restoration shall be to substantially the same condition that existed prior to the Casualty, except for modifications required by Law or any other modifications to the Common Areas deemed desirable by Landlord. Notwithstanding Section 15 above, upon notice from Landlord, Tenant shall assign or endorse over to Landlord (or to any party designated by Landlord) all property insurance proceeds payable to Tenant under Tenant’s insurance with respect to any Leasehold Improvements performed by or for the benefit of Tenant; provided if the estimated cost to repair such Leasehold Improvements exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, the excess cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s commencement of repairs. Within fifteen (15) days of demand. Tenant shall also pay Landlord for any additional excess costs that are determined during the performance of the repairs to such Leasehold Improvements. In no event shall Landlord be required to spend more for the restoration of the Premises and Common Areas than the proceeds received by Landlord, whether insurance proceeds or proceeds from Tenant. Landlord shall not be liable for any inconvenience to Tenant, or injury to Tenant’s business resulting in any way from the Casualty or the repair thereof. Provided that Tenant is not in Default, during any period of time that all or a material portion of the Premises is rendered untenantable as a result of a Casualty, the Rent shall abate for the portion of the Premises that is untenantable and not used by Tenant.

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17.           Condemnation.

Either party may terminate this Lease if any material part of the Premises is taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a “Taking”). Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Property which would have a material adverse effect on Landlord’s ability to profitably operate the remainder of the Building. The terminating party shall provide written notice of termination to the other party within forty-five (45) days after it first receives notice of the Taking. The termination shall be effective as of the effective date of any order granting possession to, or vesting legal title in, the condemning authority. If this Lease is not terminated, Base Rent and Tenant’s Pro Rata Share shall be appropriately adjusted to account for any reduction in the square footage of the Building or Premises. All compensation awarded for a Taking shall be the property of Landlord. The right to receive compensation, or proceeds are expressly waived by Tenant, provided, however, Tenant may file a separate claim for Tenant’s Property and Tenant’s reasonable relocation expenses, provided the filing of the claim does not diminish the amount of Landlord’s award. If only a part of the Premises is subject to a Taking and this Lease is not terminated. Landlord, with reasonable diligence, will restore the remaining portion of the Premises as nearly as practicable to the condition immediately prior to the Taking.

18.           Events of Default.

In addition to any other default specifically described in this Lease, each of the following occurrences shall be a “Default”: (a) Tenant’s failure to pay any portion of Rent when due, if the failure continues for three (3) days after written notice to Tenant (“Monetary Default”); (b) Tenant’s failure (other than a Monetary Default) to comply with any term, provision, condition or covenant of this Lease, if the failure is not cured within ten (10) days after written notice to Tenant provided, however, if Tenant’s failure to comply cannot reasonably be cured within ten (10) days, Tenant shall be allowed additional time (not to exceed sixty (60) days) as is reasonably necessary to cure the failure so long as Tenant begins the cure within ten (10) days and diligently pursues the cure to completion; (c) Tenant permits a Transfer without Landlord’s required approval or otherwise in violation of Section 11 of this Lease; (d) Tenant or any Guarantor becomes insolvent, makes a transfer in fraud of creditors, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts when due or forfeits or loses its right to conduct business; (e) the leasehold estate is taken by process or operation of Law; (f) in the case of any ground floor or retail Tenant, Tenant does not take possession of or abandons or vacates all or any portion of the Premises; or (g) Tenant is in default beyond any notice and cure period under any other lease or agreement with Landlord at the Building or Property. If Landlord provides Tenant with notice of Tenant’s failure to comply with any specific provision of this Lease on three (3) separate occasions during any twelve-(12)-month period, Tenant’s subsequent violation of such provision shall, at Landlord’s option, be an incurable Default by Tenant. All notices sent under this Section shall be in satisfaction of, and not in addition to, notice required by Law.

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19.           Remedies.

19.01     Upon Default, Landlord shall have the right to pursue any one or more of the following remedies:

(a)            Terminate this Lease, in which case Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to surrender the Premises, Landlord, in compliance with Law, may enter upon and take possession of the Premises and remove Tenant, Tenant’s Property and any party occupying the Premises. Tenant shall pay Landlord, on demand, all past due Rent and other losses and damages Landlord suffers as a result of Tenant’s Default, including, without limitation, all Costs of Reletting (defined below) and any deficiency that may arise from reletting or the failure to relet the Premises. “Costs of Reletting” shall include all reasonable costs and expenses incurred by Landlord in reletting or attempting to relet the Premises, including, without limitation, legal fees, brokerage commissions, the cost of alterations and the value of other concessions or allowances granted to a new tenant.

(b)           Terminate Tenant’s right to possession of the Premises and, in compliance with Law, remove Tenant, Tenant’s Property and any parties occupying the Premises. Landlord may (but shall not be obligated to) relet all or any part of the Premises, without notice to Tenant, for such period of time and on such terms and conditions (which may include concessions, free rent and work allowances) as Landlord in its absolute discretion shall determine. Landlord may collect and receive all rents and other income from the reletting. Tenant shall pay Landlord on demand all past due Rent, all Costs of Reletting and any deficiency arising from the reletting or failure to relet the Premises. The re-entry or taking of possession of the Premises shall not be construed as an election by Landlord to terminate this Lease.

19.02     In lieu of calculating damages under Section 19.01, Landlord may elect to receive as damages the sum of (a) all Rent accrued through the date of termination of this Lease or Tenant’s right to possession, and (b) an amount equal to the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at the Prime Rate (defined below) then in effect, minus the then present fair rental value of the Premises for the remainder of the Term, similarly discounted, after deducting all anticipated Costs of Reletting. “Prime Rate” shall be the per annum interest rate publicly announced as its prime or base rate by a federally insured bank selected by Landlord in the state in which the Building is located.

19.03     If Tenant is in Default of any of its non-monetary obligations under this Lease, Landlord shall have the right to perform such obligations. Tenant shall reimburse Landlord for the cost of such performance upon demand together with an administrative charge equal to ten percent (10%) of the cost of the work performed by Landlord. The repossession or re-entering of all or any part of the Premises shall not relieve Tenant of its liabilities and obligations under this Lease. No right or remedy of Landlord shall be exclusive of any other right or remedy. Each right and remedy shall be cumulative and in addition to any other right and remedy now or subsequently available to Landlord at Law or in equity.

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20.           Limitation of Liability.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) SHALL BE LIMITED TO THE LESSER OF (A) THE INTEREST OF LANDLORD IN THE PROPERTY, OR (B) THE EQUITY INTEREST LANDLORD WOULD HAVE IN THE PROPERTY IF THE PROPERTY WERE ENCUMBERED BY THIRD PARTY DEBT IN AN AMOUNT EQUAL TO SEVENTY PERCENT (70%) OF THE VALUE OF THE PROPERTY. TENANT SHALL LOOK SOLELY TO LANDLORD’S INTEREST IN THE PROPERTY FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD OR ANY LANDLORD RELATED PARTY. NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY, AND IN NO EVENT SHALL LANDLORD OR ANY LANDLORD RELATED PARTY BE LIABLE TO TENANT FOR ANY LOST PROFIT, DAMAGE TO OR LOSS OF BUSINESS OR ANY FORM OF SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGE. BEFORE FILING SUIT FOR AN ALLEGED DEFAULT BY LANDLORD, TENANT SHALL GIVE LANDLORD AND THE MORTGAGEE(S) WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES (DEFINED IN SECTION 23 BELOW), NOTICE AND REASONABLE TIME TO CURE THE ALLEGED DEFAULT. WITHOUT LIMITING THE FOREGOING, IN NO EVENT SHALL LANDLORD OR ANY MORTGAGEES OR LANDLORD RELATED PARTIES EVER BE LIABLE FOR ANY CONSEQUENTIAL OR INCIDENTAL DAMAGES OR ANY LOST PROFITS OF TENANT.

21.           Intentionally Omitted.

22.           Holding Over.

If Tenant fails to surrender all or any part of the Premises at the termination of this Lease, occupancy of the Premises after termination shall be that of a tenancy at sufferance. Tenant’s occupancy shall be subject to all the terms and provisions of this Lease, and Tenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to one hundred fifty percent (150%) of the sum of the Base Rent and Additional Rent due for the period immediately preceding the holdover. No holdover by Tenant or payment by Tenant after the termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. If Landlord is unable to deliver possession of the Premises to a new tenant or to perform improvements for a new tenant as a result of Tenant’s holdover and Tenant fails to vacate the Premises within fifteen (15) days after notice from Landlord, Tenant shall be liable for all damages that Landlord suffers from the holdover.

23.           Subordination to Mortgages; Estoppel Certificate.

23.01     Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, deeds to secure debt, ground lease(s) or other lien(s) now or subsequently arising upon the Premises, the Building or the Property, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a “Mortgage”). The party having the benefit of a Mortgage shall be referred to as a “Mortgagee”. This clause shall be self-operative, but upon request from a Mortgagee, Tenant shall execute a commercially reasonable subordination agreement in favor of the Mortgagee. As an alternative, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. Upon request, Tenant, without charge, shall attorn to any successor to Landlord’s interest in this Lease. Landlord and Tenant shall each, within ten (10) days after receipt of a written request from the other, execute and deliver a commercially reasonable estoppel certificate to those parties as are reasonably requested by the other (including a Mortgagee or prospective purchaser). Without limitation, such estoppel certificate may include a certification as to the status of this Lease, the existence of any defaults and the amount of Rent that is due and payable.

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23.02     In the event Mortgagee enforces it rights under the Mortgage, Tenant, at Mortgagee’s option, will attorn to Mortgagee or its successor; provided, however, that Mortgagee or its successor shall not be liable for or bound by (i) any payment of any Rent installment which may have been made more than thirty (30) days before the due date of such installment, (ii) any act or omission of or default by Landlord under this Lease (but Mortgagee, or such successor, shall be subject to the continuing obligations of landlord under the Lease to the extent arising from and after such succession to the extent of Mortgagee’s, or such successor’s, interest in the Property), (iii) any credits, claims, setoffs or defenses which Tenant may have against Landlord or (iv) any obligation under this Lease to maintain a fitness facility at the Building, if any. Tenant, upon the reasonable request by Mortgagee or such successor in interest, shall execute and deliver an instrument or instruments confirming such attornment.

24.           Notice.

All demands, approvals, consents or notices (collectively referred to as a “notice”) shall be in writing and delivered by hand or sent by registered, express, or certified mail, with return receipt requested or with delivery confirmation requested from the U.S. postal service, or sent by overnight or same day courier service at the party’s respective Notice Address(es) set forth in Section 1; provided, however, notices sent by Landlord regarding general Building operational matters may be posted in the Building mailroom or the general Building newsletter or sent via e- mail to the e-mail address provided by Tenant to Landlord for such purpose. In addition, if the Building is closed (whether due to emergency, governmental order or any other reason), then any notice address at the Building shall not be deemed a required notice address during such closure, and, unless Tenant has provided an alternative valid notice address to Landlord for use during such closure, any notices sent during such closure may be sent via e-mail or in any other practical manner reasonably designed to ensure receipt by the intended recipient. Each notice shall be deemed to have been received on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Tenant has vacated the Premises or any other Notice Address of Tenant without providing a new Notice Address, three (3) days after notice is deposited in the U.S. mail or with a courier service in the manner described above. Either party may, at any time, change its Notice Address (other than to a post office box address) by giving the other party written notice of the new address.

25.           Surrender of Premises.

At the termination of this Lease or Tenant’s right of possession, Tenant shall remove Tenant’s Property from the Premises, and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear and damage which Landlord is obligated to repair hereunder excepted. If Tenant fails to remove any of Tenant’s Property, or to restore the Premises to the required condition, within two (2) days after termination of this Lease or Tenant’s right to possession. Landlord, at Tenant’s sole cost and expense, shall be entitled (but not obligated) to remove and store Tenant’s Property and/or perform such restoration of the Premises. Landlord shall not be responsible for the value, preservation or safekeeping of Tenant’s Property. Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred. If Tenant fails to remove Tenant’s Property from the Premises or storage, within thirty (30) days after notice, Landlord may deem all or any part of Tenant’s Property to be abandoned and, at Landlord’s option, title to Tenant’s Property shall vest in Landlord or Landlord may dispose of Tenant’s Property in any manner Landlord deems appropriate.

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26.           Miscellaneous.

26.01     This Lease shall be interpreted and enforced in accordance with the Laws of the state or commonwealth in which the Building is located and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of such state or commonwealth, If any term or provision of this Lease shall to any extent be void or unenforceable, the remainder of this Lease shall not be affected. If there is more than one Tenant or if Tenant is comprised of more than one party or entity, the obligations imposed upon Tenant shall be joint and several obligations of all the parties and entities, and requests or demands from any one person or entity comprising Tenant shall be deemed to have been made by all such persons or entities. Notices to any one person or entity shall be deemed to have been given to all persons and entities. Tenant represents and warrants to Landlord, and agrees, that each individual executing this Lease on behalf of Tenant is authorized to do so on behalf of Tenant and that the entity(ies) or individual(s) constituting Tenant or Guarantor or which may own or control Tenant or Guarantor or which may be owned or controlled by Tenant or Guarantor are not and at no time will be (i) in violation of any Laws relating to terrorism or money laundering, or (ii) among the individuals or entities identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists or on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx or any replacement website or other replacement official publication of such list.

26.02     If Landlord retains an attorney or institutes legal proceedings due to Tenant’s failure to pay Rent when due, then Tenant shall be required to pay Additional Rent in an amount equal to the reasonable attorneys’ fees and costs actually incurred by Landlord in connection therewith. Notwithstanding the foregoing, in any action or proceeding between Landlord and Tenant, including any appellate or alternative dispute resolution proceeding, the prevailing party shall be entitled to recover from the non-prevailing party all of its costs and expenses in connection therewith, including, but not limited to, reasonable attorneys’ fees actually incurred. Landlord and Tenant hereby waive any right to trial by jury in any proceeding based upon a breach of this Lease. No failure by either party to declare a default immediately upon its occurrence, nor any delay by either party in taking action for a default, nor Landlord’s acceptance of Rent with knowledge of a default by Tenant, shall constitute a waiver of the default, nor shall it constitute an estoppel.

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26.03     Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant (other than the payment of the Security Deposit or Rent), the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, terrorist acts, pandemics, civil disturbances and other causes beyond the reasonable control of the performing party (“Force Majeure”).

26.04     Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Building and Property. Upon transfer, Landlord shall be released from any further obligations hereunder and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations, provided that any successor pursuant to a voluntary, third party transfer (but not as part of an involuntary transfer resulting from a foreclosure or deed in lieu thereof) shall have assumed Landlord’s obligations under this Lease from and after the date of the transfer.

26.05     Landlord has delivered a copy of this Lease to Tenant for Tenant’s review only and the delivery of it does not constitute an offer to Tenant or an option. Tenant represents that it has dealt directly with and only with the Broker (described in Section 1.10) as a broker, agent or finder in connection with this Lease. Tenant shall indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any other brokers, agents or finders claiming to have represented Tenant in connection with this Lease. Landlord shall indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers, agents or finders claiming to have represented Landlord in connection with this Lease.

26.06     Time is of the essence with respect to Tenant’s exercise of any expansion, renewal or extension rights granted to Tenant. The expiration of the Term, whether by lapse of time, termination or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or termination of this Lease.

26.07     Tenant may peacefully have, hold and enjoy the Premises, subject to the terms of this Lease, provided Tenant pays the Rent and fully performs all of its covenants and agreements. This covenant shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building.

26.08     This Lease does not grant any rights to light or air over or about the Building. Landlord excepts and reserves exclusively to itself any and all rights not specifically granted to Tenant under this Lease. Landlord reserves the right to make changes to the Property, Building and Common Areas as Landlord deems appropriate. This Lease constitutes the entire agreement between the parties and supersedes all prior agreements and understandings related to the Premises, including all lease proposals, letters of intent and other documents. Neither party is relying upon any warranty, statement or representation not contained in this Lease. This Lease may be modified only by a written agreement signed by an authorized representative of Landlord and Tenant. Wherever this Lease requires Landlord to provide a customary service or to act in a reasonable manner (whether in incurring an expense, establishing a rule or regulation, providing an approval or consent, or performing any other act), this Lease shall be deemed also to provide that whether such service is customary or such conduct is reasonable shall be determined by reference to the practices of owners of buildings that (i) are comparable to the Building in size, age, class, quality and location, and (ii) at Landlord’s option, have been, or are being prepared to be, certified under the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) rating system or a similar rating system.

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26.09     Submission of this Lease by Landlord is not an offer to enter into this Lease but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Lease until Landlord has executed and delivered the same to Tenant. Tenant agrees that its execution of this Lease constitutes a firm offer to enter the same, which may not be withdrawn for a period of thirty (30) days after delivery to Landlord (or such oilier period as may be expressly provided in any other agreement signed by the parties).

26.10     If Landlord is advised by its counsel at any time that any part of the payments by Tenant to Landlord under this Lease may be characterized as unrelated business income under the United States Internal Revenue Code and its regulations, then Tenant shall enter into any amendment proposed by Landlord to avoid such income, so long as the amendment does not require Tenant to make more payments or accept fewer services from Landlord, than this Lease provides.

26.11     This Lease may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories to the original or the same counterpart provided that all parties are furnished a copy or copies thereof reflecting the signature of all parties. Transmission of a facsimile or by email of a pdf copy of the signed counterpart of the Lease shall be deemed the equivalent of the delivery of the original, and any party so delivering a facsimile or pdf copy of the signed counterpart of the Lease by email transmission shall in all events deliver to the other party an original signature promptly upon request.

26.12     Landlord shall have no right to relocate Tenant during the initial Term or any extension thereof.

26.13     Concurrent with the execution of this Lease, Tenant shall cause Guarantor to deliver to Landlord one (1) original of the lease guaranty (“Guaranty”) in the form attached hereto as Exhibit G duly executed on behalf of Guarantor. Any failure by Guarantor to perform any of its obligations under the Guaranty shall be deemed to be a Default by Tenant of its obligations under this Lease.

Landlord and Tenant have executed this Lease under seal in two or more counterparts as of the day and year first above written.

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EXHIBIT A

OUTLINE AND LOCATION OF PREMISES

This Exhibit is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between HINES GLOBAL REIT RIVERSIDE CENTER, LLC, a Delaware limited liability company (“Landlord”), and CLEMENTIA PHARMACEUTICALS USA, INC., a Delaware corporation (“Tenant”), for space in the Building located at 275 Grove Street, Newton, Massachusetts 02466.

See attached.

A-1

# EXHIBIT A - CLEMENTIA PHARMACEUTICALS INC.

FIRST FLOOR
RIVERSIDE CENTER, BUILDING 2, NEWTON, MA
JANUARY 24, 2019
RSF 9,274

SIERRA ARCHITECTS

Hines

A-2

EXHIBIT B

EXPENSES AND TAXES

This Exhibit is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between HINES GLOBAL REIT RIVERSIDE CENTER, LLC, a Delaware limited liability company (“Landlord”), and CLEMENTIA PHARMACEUTICALS USA, INC., a Delaware corporation (“Tenant”), for space in the Building located at 275 Grove Street, Newton, Massachusetts 02466. Capitalized terms used but not defined herein shall have the meanings given in the Lease.

1.              Payments

1.01        Tenant shall pay tenant’s Pro Rata Shae of the amount, if any, by which Expenses (defined below) for each calendar year during the Term exceed Expenses for the Base Year (the “Expense Excess”) and also the amount, if any, by which Taxes (defined below) for each Fiscal Year during the Term exceed Taxes for the Base Year (the “Tax Excess”). If Expenses or Taxes in any calendar year or Fiscal Year decrease below the amount of Expenses or Taxes for the Base Year, Tenant’s Pro Rata Share of Expenses or Taxes, as the case may be, for that calendar year or Fiscal Year shall be $0. Landlord shall provide Tenant with a good faith estimate of the Expense Excess and of the Tax Excess for each calendar year or Fiscal Year during the Term. On or before the first day of each month, Tenant shall pay to Landlord a monthly installment equal to one-twelfth of Tenant’s Pro Rata Share of Landlord’s estimate of both the Expense Excess and Tax Excess. If Landlord determines that its good faith estimate of the Expense Excess or of the Tax Excess was incorrect by a material amount, Landlord may provide Tenant with a revised estimate. After its receipt of a revised estimate. Tenant’s monthly payments shall be based upon the revised estimate. If Landlord does not provide Tenant with an estimate of the Expense Excess or the Tax Excess by the first day of a calendar year or Fiscal Year, as the case may be, Tenant shall continue to pay monthly installments based on the previous year’s estimate(s) until Landlord provides Tenant with the new estimate. Upon delivery of the new estimate, an adjustment shall be made for any month for which Tenant paid monthly installments based on the previous year’s estimate. Tenant shall pay Landlord the amount of any underpayment within thirty (30) days after receipt of the new estimate. Any overpayment shall be refunded to Tenant within thirty (30) days or credited against the next due future installment(s) of Additional Rent.

1.02        As soon as is practical following the end of each calendar year or Fiscal Year, as the case may be, Landlord shall furnish Tenant with a statement of the actual Expenses and Expense Excess and the actual Taxes and Tax Excess for the prior calendar year or Fiscal Year, as the case may be. If the estimated Expense Excess or estimated Tax Excess for the prior calendar year or Fiscal Year, as the case may be, is more than the actual Expense Excess or actual Tax Excess for the prior calendar year or Fiscal Year, as the case may be, Landlord shall either provide Tenant with a refund or apply any overpayment by Tenant against Additional Rent due or next becoming due, provided if the Term expires before the determination of the overpayment, Landlord shall refund any overpayment to Tenant after first deducting the amount of Rent due. If the estimated Expense Excess or estimated Tax Excess for the prior calendar year or Fiscal Year, as the case may be, is less than the actual Expense Excess or actual Tax Excess, for such prior calendar year or Fiscal Year, as the case may be, Tenant shall pay Landlord, within thirty (30) days after its receipt of the statement of Expenses or Taxes, any underpayment for the prior calendar year or Fiscal Year, as the case may be.

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2.              Expenses.

2.01        “Expenses” means all costs and expenses incurred in each calendar year in connection with operating, maintaining, repairing, and managing the Building and the Property. Landlord shall act in a reasonable manner in incurring Expenses. Expenses include, without limitation: (a) all labor and labor related costs, including wages, salaries, bonuses, taxes, insurance, uniforms, training, retirement plans, pension plans and other employee benefits; (b) management fees in an amount equal to three percent (3%) of the gross revenues from the Building and the Property; (c) the cost of equipping, staffing and operating an on-site and/or off-site management office for the Building, provided if the management office services one or more other buildings or properties, the shared costs and expenses of equipping, staffing and operating such management office(s) shall be equitably prorated and apportioned between the Building and the other buildings or properties; (d) accounting costs; (e) the cost of services; (f) rental and purchase cost of parts, supplies, tools and equipment; (g) insurance premiums and deductibles; (h) electricity, gas and other utility costs; and (i) the amortized cost of capital improvements (as distinguished from replacement parts or components installed in the ordinary course of business) made subsequent to the Base Year which are: (1) intended to effect economies in the operation or maintenance of the Property, reduce current or future Expenses, enhance the safety or security of the Property or its occupants, or enhance the environmental sustainability of the Property’s operations, (2) replacements or modifications of nonstructural items located in the Base Building or Common Areas that are required to keep the Base Building or Common Areas in good condition, or (3) required under any Law. The cost of capital improvements shall be amortized by Landlord over the lesser of the Payback Period (defined below) or the useful life of the capital improvement as reasonably determined by Landlord. The amortized cost of capital improvements may, at Landlord’s option, include actual or imputed interest at the rate that Landlord would reasonably be required to pay to finance the cost of the capital improvement. “Payback Period” means the reasonably estimated period of time that it takes for the cost savings resulting from a capital improvement to equal the total cost of the capital improvement. Landlord, by itself or through an affiliate, shall have the right to directly perform, provide and be compensated for any services under the Lease. If Landlord incurs Expenses for the Building or Property together with one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, common area agreement or otherwise, the shared costs and expenses shall be equitably prorated and apportioned between the Building and Property and the other buildings or properties.

2.02        Expenses shall not include: the cost of capital improvements (except as set forth above); depreciation; principal payments of mortgage and other non-operating debts of Landlord; the cost of repairs or other work to the extent Landlord is reimbursed by insurance or condemnation proceeds; costs in connection with leasing space in the Building, including brokerage commissions; lease concessions, rental abatements and construction allowances granted to specific tenants; costs incurred in connection with the sale, financing or refinancing of the Building; fines, interest and penalties incurred due to the late payment of Taxes or Expenses; organizational expenses associated with the creation and operation of the entity which constitutes Landlord; or any penalties or damages that Landlord pays to Tenant under this Lease or to other tenants in the Building under their respective leases.

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2.03        If at any time during a calendar year the Building is not at least ninety-five percent (95%) occupied (or a service provided by Landlord to tenants of the Building generally is not provided by Landlord to a tenant that provides such service itself, or any tenant of the Building is entitled to free rent, rent abatement or the like), Expenses shall, at Landlord’s option, be determined as if the Building had been ninety-five percent (95%) occupied (and all services provided by Landlord to tenants of the Building generally had been provided by Landlord to all tenants, and no tenant of the Building had been entitled to free rent, rent abatement or the like) during that calendar year. If Expenses for a calendar year are determined as provided in the prior sentence. Expenses for the Base Year shall also be determined in such manner. Notwithstanding the foregoing, Landlord may calculate the extrapolation of Expenses under this Section based on one hundred percent (100%) occupancy and service so long as such percentage is used consistently for each year of the Term. The extrapolation of Expenses under this Section shall be performed in accordance with the methodology specified by the Building Owners and Managers Association.

3.              “Taxes” shall mean: (a) all real property taxes and other assessments on the Building and/or Property, including, but not limited to, gross receipts taxes, assessments for special improvement districts and building improvement districts, governmental charges, fees and assessments for police, fire, traffic mitigation or other governmental service of purported benefit to the Property, taxes and assessments levied in substitution or supplementation in whole or in part of any such taxes and assessments and the Property’s share of any real estate taxes and assessments under any reciprocal easement agreement, common area agreement or similar agreement as to the Property; (b) all personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Property; and (c) all costs and fees incurred in connection with seeking reductions in any tax liabilities described in (a) and (b), including, without limitation, any costs incurred by Landlord for compliance, review and appeal of tax liabilities. Without limitation, Taxes shall be determined without regard to any “green building” credit and shall not include any income, capital levy, transfer, capital stock, gift, estate or inheritance tax. If a change in Taxes is obtained for any year of the Term during which Tenant paid Tenant’s Pro Rata Share of any Tax Excess, then Taxes for that year will be retroactively adjusted and Landlord shall provide Tenant with a credit, if any, based on the adjustment. Likewise, if a change is obtained for Taxes for the Base Year, Taxes for the Base Year shall be restated and the Tax Excess for all subsequent years shall be recomputed. Tenant shall pay Landlord the amount of Tenant’s Pro Rata Share of any such increase in the Tax Excess within thirty (30) days after Tenant’s receipt of a statement from Landlord.

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EXHIBIT C

WORK LETTER.

This Exhibit is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between HINES GLOBAL REIT RIVERSIDE CENTER, LLC, a Delaware limited liability company (“Landlord”), and CLEMENTIA PHARMACEUTICALS USA, INC., a Delaware corporation (“Tenant”), for space in the Building located at 275 Grove Street, Newton, Massachusetts 02466. Capitalized terms used but not defined herein shall have the meanings given in the Lease.

As used in this Work Letter, the “Premises” shall be deemed to mean the Premises, as initially defined in the attached Lease.

I.	LANDLORD WORK

1.	Definition: Landlord’s Allowance towards Cost of the Landlord Work. This Work Letter shall set forth the obligations of Landlord and Tenant with respect to the improvements to be performed pursuant to this Lease. All improvements described in this Work Letter to be constructed in and upon the Premises by Landlord are hereinafter referred to collectively as the “Landlord Work”. The Landlord Work consists of (x) Base Building Work, as defined in the last sentence of Paragraph 3 of this Section 1, and (y) the leasehold improvements to the Premises to be made by Landlord pursuant to this Work Letter (“Tenant Improvement Work”). It is agreed that: (i) Landlord shall bear the entire cost of the Base Building Work, and (ii) while the construction of the Tenant Improvement Work is intended to be “turn-key”, Tenant shall bear the cost of the Tenant Improvement Work, subject to Landlord’s Allowance. Notwithstanding the foregoing, Landlord and Tenant acknowledge that Plans (hereinafter defined) for the Tenant Improvement Work have not yet been prepared and, therefore, it is impossible to determine the exact cost of the Tenant Improvement Work at this time. Accordingly, Landlord and Tenant agree that:

a.	Landlord shall provide an allowance (the “Allowance”) to pay for the cost of the Tenant Improvement Work, inclusive of the cost of preparing Plans (as hereinafter defined), obtaining permits, and other related costs (“Permitted Costs”) up to a maximum amount of $362,960.00 (i.e., $40.00 per rentable square foot of the Premises) (the “Maximum Amount”); and

b.	Tenant shall pay to Landlord the amount, if any (the “Excess Costs”) by which the cost of the Tenant Improvement Work, including, without limitation, the amount of any applicable state sales or use tax, if any, and the costs incurred by Landlord in connection with the Tenant Improvement Work for permits, design and construction management fees (collectively the “Cost of Tenant Improvement Work”) to the extent that it exceeds the Maximum Amount. Hines Interests Limited Partnership, as manager for Landlord, will charge Landlord a fee equal to four percent (4%) of the hard and soft costs of the Tenant Improvement Work for its services in managing the design and construction of the Tenant Improvement Work, and such fee will be included in the Cost of Tenant Improvement Work.

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2.	Plans for the Landlord Work. Landlord shall perform the Landlord Work, in accordance with the plans and specifications and scope of work (the “Plans”) to be prepared by Landlord, which Plans shall be substantially in accordance with the fit plan dated December 21, 2018, prepared by Sierra Architects (the “Fit Plan”), which is attached hereto as Exhibit C-l. The Plans shall be subject to Tenant’s written approval, which approval shall not be unreasonably withheld or conditioned. Tenant shall respond in writing (i.e., by either approving such Plans or disapproving such Plans and setting forth with specificity Tenant’s reasons for such disapproval) to any request from Landlord to approve the Plans within three (3) Business Days of Tenant’s receipt of such request. Tenant shall approve the Plans to the extent that they are consistent with the Fit Plan, and Tenant shall otherwise not unreasonably withhold or conditioned such approval.

3.	Construction Contract: Bids for Major Trades. Landlord shall enter into a direct contract (“Construction Contract”) for the Landlord Work with JDL Corporate Interiors. In addition, Landlord shall have the right to select and/or approve of any subcontractors used in connection with the Landlord Work. Landlord shall use reasonable efforts to obtain at least three (3) competitive bids for each of the Major Trades, as hereinafter defined. “Major Trades” are listed on Exhibit C-2. Landlord’s supervision or performance of any work for or on behalf of Tenant shall not be deemed a representation by Landlord that the improvements constructed in accordance with the Plans and any revisions thereto will be adequate for Tenant’s use. Landlord shall perform the Landlord Work in a good and workmanlike manner, in compliance with all applicable laws, and Landlord shall be responsible for obtaining all permits required in connection with such work. Landlord shall give Tenant at least seven (7) days’ notice of the anticipated Substantial Completion Date of the Landlord Work. As part of the Landlord Work, Landlord shall demise or otherwise separate the Premises from the other tenant spaces on the floor, including, but not limited to, installing insulated drywall partitions, doors, frames, hardware, window coverings, and shall segregate all existing HVAC, fire alarm, fire sprinkler, and electrical systems (collectively “Base Building Work”).

4.	Approval of Estimate of the Cost of the Tenant Improvement Work. After Landlord has obtained the bids for the Major Trades, Landlord shall provide Landlord’s estimate of the cost of the Tenant Improvement Work (“Estimate”). The Estimate shall be provided to Tenant on an open book basis (i.e., Landlord shall make available to Tenant the economic terms of the Construction Contract (including, without limitation, the cost of labor and materials, contractor’s fees and permit fees), as well as all bids received by Landlord for the Tenant Improvement Work, and reasonable documentation supporting Landlord’s Estimate of all other Permitted Costs. Within three (3) Business Days thereafter. Tenant shall either notify Landlord in writing of its approval of the Estimate, or Tenant shall have a one-time right to specify its objections thereto and any desired changes to the proposed Landlord Work. The cost of revising the Plans, as aforesaid and obtaining a revised Estimate shall be included in Permitted Costs and in the Cost of Tenant Improvement Work. Any changes proposed by Tenant (other than those necessary to make the Plans conform to the Fit Plan) shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld or conditioned. Subject to Landlord’s approval of such revisions, as aforesaid: (i) Landlord shall have the Plans revised in accordance with the approved revisions, and (ii) Landlord shall submit a revised Estimate to Tenant. Tenant, within five (5) Business Days, shall notify Landlord in writing whether it desires to proceed with such revisions. If Tenant fails to approve such revisions and revised Estimate within such five-(5)-Business-Day period; such failure shall be deemed to be a Tenant Delay. Any delays arising from further changes to the Plans requested by Tenant shall be deemed to be Tenant Delays.

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5.	Changes Requested by Tenant. If Tenant shall request any changes to the Plans after Tenant, as contemplated under Paragraph 4 above, either: (i) approves the Plans and the initial Estimate (or revised Plans and revised Estimate, as the case may be), or (ii) fails timely to approve the revised Plans and revised Estimate in accordance with the penultimate sentence of Section 4, then such changes (other than those necessary to make the Plans conform to the Fit Plan) shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld or conditioned. Landlord shall have the plans for any approved change prepared and shall submit an Estimate of the costs to be incurred by Landlord in connection with such proposed change. Such Estimate shall include a breakdown and show direct costs of labor and materials, general conditions, fees and insurance, each of which Landlord agrees shall not be charged at rates which exceed the percentages payable for such items for the initial scope of work shown on the Plans. Tenant, within three (3) Business Days, shall notify Landlord in writing whether it desires to proceed with such change. In the absence of such written authorization. Landlord shall have the option to continue work on the Premises disregarding the requested revision. As an alternative to the foregoing, and in order to ensure that construction is not delayed, Tenant may in its sole discretion provide Landlord with approval to proceed with Tenant requested changes prior to completion of revisions to the Plans therefor on a “time and materials” basis. Any delay in the performance of the Landlord Work arising from any change proposed by Tenant shall be deemed to be a Tenant Delay, and all costs incurred by Landlord as the result of any change proposed by Tenant shall be included in Permitted Costs and the Cost of Tenant Improvement Work.

6.	Substantial Completion. “Substantial Completion” of the Landlord Work shall be deemed to have occurred (and the Landlord Work shall be deemed to be “Substantially Complete”), on the date that (i) all Landlord Work has been performed in accordance with the terms of this Exhibit C, other than any details of construction, mechanical adjustment or any other similar matter, the non-completion of which does not materially interfere with Tenant’s lawful use of, or access to, the Premises for first-class business office use; (ii) Landlord has obtained and delivered to Tenant a permanent or temporary certificate of occupancy with respect to the Premises, except to the extent the same cannot be obtained by reason of the incompletion of installations or other work that is the responsibility of Tenant, such as, but not limited to, the installation and making operational of Tenant’s furniture systems and telecommunications equipment, in which case Landlord shall obtain the same within a reasonable time after the same can be obtained; and (iii) Landlord satisfies the Delivery Conditions, as defined in Section 11 below. When Landlord believes the Landlord Work is Substantially Complete, Landlord shall notify Tenant thereof in writing and Tenant’s and Landlord’s construction representatives shall at a mutually convenient date and time conduct a joint walk-through of the Premises in order to review the Landlord Work. Notwithstanding anything to the contrary herein contained, if the Landlord Work is delayed by reason of any Tenant Delay, then the Landlord Work shall be deemed to be Substantially Complete on the day that Landlord would have achieved Substantial Completion of the Landlord Work but for such Tenant Delay. Based upon said walk-through, Landlord’s and Tenant’s construction representative shall prepare a “punch-list.” setting forth any items of the Landlord Work which are incomplete or not in accordance with the Plans or the requirements hereof, and, subject to Tenant Delays, causes beyond Landlord’s reasonable control and long-lead time items, Landlord shall complete such “punch-list” items within forty-five (45) days after such joint walk-through.

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7.	Tenant Delay. “Tenant Delay,” as used herein, shall mean any actual delay in the performance of the Landlord Work with respect to the Premises to the extent (i) due to changes in the Plans requested by Tenant, as set forth in Paragraphs 3 and 4 above, (ii) caused by Tenant through the delay of Tenant in supplying information, approving plans, specifications or estimates, giving authorizations or otherwise within the time specified herein or in the Lease for Tenant to take such action (and where no time is so specified, Tenant shall have three (3) Business Days to act), (iii) any delays arising from long lead time items requested by Tenant and identified by Landlord to Tenant in writing at the time that Landlord approves such items, (iv) caused by delay on the part of Tenant or its contractors who are permitted access to the Premises prior to Substantial Completion of the Landlord Work, including, without limitation, the utility companies and other entities furnishing communications, data processing or other service or equipment), and (v) any delays arising from any default under the Lease by Tenant or any Tenant Party. Except with respect to Tenant Delays where a Tenant fails to act within a time period which is set forth in the Lease for Tenant’s action, Tenant shall not be charged with any period of Tenant Delay prior to the time that Landlord gives Tenant written notice of such Tenant Delay.

8.	This Exhibit shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease. As used, in this Work Letter, the “Premises” shall be deemed to mean the Premises, as initially defined in the attached Lease.

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II.	BASE BUILDING WORK

Without in any way limiting Landlord’s obligations to perform the Landlord Work, Landlord shall deliver the Premises to Tenant so that they satisfy the following conditions (“Delivery Conditions”): free of all tenancies, with all Base Building Systems, as hereinafter defined, serving the Premises in good working order and condition and in full compliance with all laws, building codes, and ordinances which govern the use and occupancy of office buildings with respect to the Premises. “Base Building Systems” shall include the structural portions of the Building, the public restrooms, elevators, and the Building HVAC, mechanical, electrical, plumbing, fire and life safety systems and equipment located in the internal core of the Building on the floor on which the Premises is located.

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EXHIBIT C-1

FIT PLAN

See attached.

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EXHIBIT D

commencement letter

(EXAMPLE)

Date

Tenant Address

Re:	Commencement Letter with respect to that certain Lease dated as of , 20__, by and between HINES GLOBAL REIT RIVERSIDE CENTER, LLC, a Delaware limited liability company, as Landlord, and , as Tenant, for rentable square feet on the floor of Riverside Center located at 275 Grove Street, Newton, Massachusetts 02466.

Lease Id:
Business Unit Number:

Dear                       :

In accordance with the terms and conditions of the above referenced Lease, Tenant accepts possession of the Premises and acknowledges:

1. The Commencement Date of the Lease is	;

2. The Termination Date of the Lease is	.

Please acknowledge the foregoing and your acceptance of possession by signing both counterparts of this Commencement Letter in the space provided and returning a fully executed counterpart to my attention. Tenant’s failure to execute and return this letter, or to provide written objection to the statements contained in this letter, within thirty (30) days after the date of this letter shall be deemed an approval by Tenant of the statements contained herein.

Sincerely,

_____________________________

Authorized Signatory

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Acknowledged and Accepted:

Tenant:

By:
Name:
Title:
Date:

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EXHIBIT E

BUILDING RULES AND REGULATIONS

This Exhibit is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between HINES GLOBAL REIT RIVERSIDE CENTER, LLC, a Delaware limited liability company (“Landlord”), and CLEMENTIA PHARMACEUTICALS USA, INC., a Delaware corporation (“Tenant”), for space in the Building located at 275 Grove Street, Newton, Massachusetts 02466. Capitalized terms used but not defined herein shall have the meanings given in the Lease.

The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking facilities (if any), the Property and the appurtenances. In the event of a conflict between the following rules and regulations and the remainder of the terms of the Lease, the remainder of the terms of the Lease shall control.

1.              Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises. No rubbish, litter, trash, or material shall be placed, emptied, or thrown in those areas. At no time shall Tenant permit Tenant’s employees to loiter in Common Areas or elsewhere about the Building or Property.

2.              Plumbing fixtures and appliances shall be used only for the purposes for which designed and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed in the fixtures or appliances.

3.              No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building, except those of such color, size, style and in such places as are first approved in writing by Landlord. All tenant identification and suite numbers at the entrance to the Premises shall be installed by Landlord, at Tenant’s cost and expense, using the standard graphics for the Building. Except in connection with the hanging of lightweight pictures and wall decorations, no nails, hooks or screws shall be inserted into any part of the Premises or Building except by the Building maintenance personnel without Landlord’s prior approval, which approval shall not be unreasonably withheld.

4.              Landlord may provide and maintain in the first floor (main lobby) of the Building an alphabetical directory board or other directory device listing tenants and no other directory shall be permitted unless previously consented to by Landlord in writing.

5.              Tenant shall not place any lock(s) on any door in the Premises or Building without Landlord’s prior written consent, which consent shall not be unreasonably withheld, and Landlord shall have the right at all times to retain and use keys or other access codes or devices to all locks within and into the Premises. A reasonable number of keys to the locks on the entry doors in the Premises shall be furnished by Landlord to Tenant at Tenant’s cost and Tenant shall not make any duplicate keys. All keys shall be returned to Landlord at the expiration or early termination of the Lease.

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6.              All contractors, contractor’s representatives and installation technicians performing work in the Building shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld, and shall be required to comply with Landlord’s standard rules, regulations, policies and procedures, which may be revised from time to time. Landlord has no obligation to allow any particular telecommunication service provider to have access to the Building or to the Premises. If Landlord permits access, Landlord may condition the access upon the payment to Landlord by the service provider of fees assessed by Landlord in Landlord’s sole discretion.

7.              Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of merchandise or materials requiring the use of elevators, stairways, lobby areas or loading dock areas, shall be performed in a manner and restricted to hours reasonably designated by Landlord. Tenant shall obtain Landlord’s prior approval by providing a detailed listing of the activity, including the names of any contractors, vendors or delivery companies, which approval shall not be unreasonably withheld. Tenant shall assume all risk for damage, injury or loss in connection with the activity.

8.              Landlord shall have the right to approve the weight, size, or location of heavy equipment or articles in and about the Premises, which approval shall not be unreasonably withheld; provided that approval by Landlord shall not relieve Tenant from liability for any damage in connection with such heavy equipment or articles.

9.              Corridor doors, when not in use, shall be kept closed.

10.           Tenant shall not: (a) make or permit any improper, objectionable or unpleasant noises or odors in the Building, or otherwise interfere in any way with other tenants or persons having business with them; (b) solicit business or distribute or cause to be distributed, in any portion of the Building, handbills, promotional materials or other advertising; or (c) conduct or permit other activities in the Building that might, in Landlord’s sole opinion, constitute a nuisance.

11.           No animals, except those assisting handicapped persons, shall be brought into the Building or kept in or about the Premises.

12.           No inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises, Building or about the Property, except for those substances as are typically found in similar premises used for general office purposes and are being used by Tenant in a safe manner and in accordance with all applicable Laws. Tenant shall not, without Landlord’s prior written consent, use, store, install, spill, remove, release or dispose of, within or about the Premises or any other portion of the Property, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq., M.G.L. c. 21C, M.G.L. c. 21E or any other applicable environmental Law which may now or later be in effect. Tenant shall comply with all Laws pertaining to and governing the use of these materials by Tenant and shall remain solely liable for the costs of abatement and removal.

13.           Tenant shall not use or occupy the Premises in any manner or for any purpose which might injure the reputation or impair the present or future value of the Premises or the Building. Tenant shall not use, or permit any part of the Premises to be used for lodging, sleeping or for any illegal purpose.

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14.           Tenant shall not take any action which would violate Landlord’s labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute or interfere with Landlord’s or any other tenant’s or occupant’s business or with the rights and privileges of any person lawfully in the Building (“Labor Disruption”). Tenant shall take the actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work to resume. Tenant shall have no claim for damages against Landlord or any of the Landlord Related Parties nor shall the Commencement Date of the Term be extended as a result of the above actions.

15.           Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord. Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electric or gas heating devices, without Landlord’s prior written consent. Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Building.

16.           Tenant shall not operate or permit to be operated a coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes and other goods), except for machines for the exclusive use of Tenant’s employees and invitees.

17.           Bicycles and other vehicles are not permitted inside the Building or on the walkways outside the Building, except in areas designated by Landlord.

18.           Landlord may from time to time adopt systems and procedures for the security and safety of the Building and Property, their occupants, entry, use and contents. Tenant, its agents, employees, contractors, guests and invitees shall comply with Landlord’s systems and procedures.

19.           Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord’s sole opinion may impair the reputation of the Building or its desirability. Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately.

20.           Neither Tenant nor its agents, employees, contractors, guests or invitees shall smoke or permit smoking in the Common Areas, unless a portion of the Common Areas have been declared a designated smoking area by Landlord, nor shall the above parties allow smoke from the Premises to emanate into the Common Areas or any other part of the Building. Landlord shall have the right to designate the Building (including the Premises) as a non¬smoking building.

21.           Landlord shall have the right to designate and approve standard window coverings for the Premises and to establish rules to assure that the Building presents a uniform exterior appearance. Tenant shall ensure, to the extent reasonably practicable, that window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun.

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22.           Deliveries to and from the Premises shall be made only at the times in the areas and through the entrances and exits reasonably designated by Landlord. Tenant shall not make deliveries to or from the Premises in a manner that might interfere with the use by any other tenant of its premises or of the Common Areas, any pedestrian use, or any use which is inconsistent with good business practice.

23.           The work of cleaning personnel shall not be hindered by Tenant after 5:30 P.M., and cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonable hardship to the cleaning service.

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EXHIBIT F

ADDITIONAL PROVISIONS

This Exhibit is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between HINES GLOBAL REIT RIVERSIDE CENTER, LLC, a Delaware limited liability company (“Landlord”), and CLEMENTIA PHARMACEUTICALS USA, INC., a Delaware corporation (“Tenant”), for space in the Building located at 275 Grove Street, Newton, Massachusetts 02466. Capitalized terms used but not defined herein shall have the meanings given in the Lease.

1.	Parking.

1.01.	During the initial Term and any extension thereof. Tenant shall have the right to use up to twenty-seven (27) unreserved parking spaces in the parking facility garage and surface lots (“Unreserved Parking”) and two (2) allotted spaces (“Reserved Parking”) in the underground executive parking garage under Building One (the “Garage”) (collectively, the “Spaces”). The Unreserved Parking shall be on a non-exclusive first-come, first-served basis, for the use of Tenant and its employees, in the parking facility and surface lots, and the Reserved Parking shall be in the underground executive parking garage under Building One owned by Landlord that serve the Building (collectively, the “Parking Facility”). No deductions or allowances shall be made for days when Tenant or any of its employees does not utilize the Parking Facility or for Tenant utilizing less than all of the Spaces. Tenant shall not have the right to lease or otherwise use more than the number of reserved and unreserved Spaces set forth above,

1.02.	There is currently no charge for Reserved Parking in the underground executive parking garage. Landlord reserves the right from time to time to assess a commercially reasonable charge for the use of spaces in the Garage, which charge, shall reflect the then current rate for parking in the Garage; provided, however, that Landlord agrees not to charge Tenant for Reserved Parking during the Initial Term of the Lease.

1.03.	Except for particular spaces and areas designated by Landlord for reserved parking, all parking in the Parking Facility shall be on an unreserved, first-come, first-served basis.

1.04.	Landlord shall not be responsible for money, jewelry, automobiles or other personal property lost in or stolen from the Parking Facility regardless of whether such loss or theft occurs when the Parking Facility is locked or otherwise secured. Except as caused by the negligence or willful misconduct of Landlord and without limiting the terms of the preceding sentence, Landlord shall not be liable for any loss, injury or damage to persons using the Parking Facility or automobiles or other property therein, it being agreed that, to the fullest extent permitted by law, the use of the Spaces shall be at the sole risk of Tenant and its employees.

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1.05.	Landlord shall have the right from time to time to designate the location of the Spaces and to promulgate reasonable rules and regulations regarding the Parking Facility, the Spaces and the use thereof, including, but not limited to, rules and regulations controlling the flow of traffic to and from various parking areas, the angle and direction of parking and the like. Tenant shall comply with and cause its employees to comply with all such rules and regulations as well as all reasonable additions and amendments thereto.

1.06.	Tenant shall not store or permit its employees to store any automobiles in the Parking Facility without the prior written consent of Landlord. Except for emergency repairs. Tenant and its employees shall not perform any work on any automobiles while located in the Parking Facility or on the Property. If it is necessary for Tenant or its employees to leave an automobile in the Parking Facility overnight, Tenant shall provide Landlord with prior notice thereof designating the license plate number and model of such automobile.

1.07.	Landlord shall have the right to temporarily close the Parking Facility or certain areas therein in order to perform necessary repairs, maintenance and improvements to the Parking Facility.

1.08.	Tenant shall not assign or sublease any of the Spaces without the consent of Landlord. Landlord shall have the right to terminate this Parking Agreement with respect to any Spaces that Tenant desires to sublet or assign.

1.09.	Landlord may elect to provide parking cards or keys to control access to the Parking Facility. In such event, Landlord shall provide Tenant with one card or key for each Space that Tenant is leasing hereunder, provided that Landlord shall have the right to require Tenant or its employees to place a deposit on such access cards or keys and to pay a fee for any lost or damaged cards or keys.

1.10.	Landlord hereby reserves the right to enter into a management agreement or lease with an entity for the Parking Facility (“Parking Facility Operator”). In such event, Tenant, upon request of Landlord, shall enter into a parking agreement with the Parking Facility Operator and pay the Parking Facility Operator the monthly charge established hereunder, and Landlord shall have no liability for claims arising through acts or omissions of the Parking Facility Operator unless caused by Landlord’s negligence or willful misconduct. It is understood and agreed that the identity of the Parking Facility Operator may change from time to time during the Term. In connection therewith, any parking lease or agreement entered into between Tenant and a Parking Facility Operator shall be freely assignable by such Parking Facility Operator or any successors thereto.

2.	Extension Option.

A.             Grant of Potion: Conditions. Tenant shall have, subject to the following terms and conditions, the right to extend the Term (the “Extension Option”) for one (1) additional period of five (5) years, commencing on the day following the Termination Date of the initial Term, and ending on the fifth (5th) anniversary of the Termination Date (the “Extension Term”), if:

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(i)	Landlord receives notice of exercise (“Initial Extension Notice”) not less than twelve (12) full calendar months prior to the expiration of the initial Term, and not more than fifteen (15) full calendar months prior to the expiration of the initial Term; and

(ii)	Tenant is not in Default under the Lease beyond any applicable cure periods at the time that Tenant delivers its Initial Extension Notice, or at the time Tenant delivers its Binding Notice (as defined below); and

(iii)	No part of the Premises is sublet (other than pursuant to a Business Transfer) at the time that Tenant delivers its Initial Extension Notice, or at the time Tenant delivers its Binding Notice; and

(iv)	The Lease has not been assigned (other than pursuant to a Business Transfer, as defined in Article 11 of the Lease) prior to the date that Tenant delivers its Initial Extension Notice, or prior to the date Tenant delivers its Binding Notice.

B.             Terms Applicable to Premises during Extension Term.

(i)	The Lease of the Premises for the Extension shall be upon all of the same terms and conditions as set forth in the Lease for the initial Term, except that (a) Tenant shall have no further option to extend the Term, and (b) the initial Base Rent rate per rentable square foot for the Premises during the Extension Term shall equal the Prevailing Market rate (hereinafter defined) per rentable square foot for the Premises. Base Rent during the Extension Term may increase in accordance with the increases assumed in the determination of Prevailing Market rate. Base Rent attributable to the Premises shall be payable in monthly installments in accordance with the terms and conditions of Article 4 of the Lease. The Base Year for Expenses and the Base Year for Taxes during the Extension Term shall be the calendar year and fiscal year, respectively, in which the Extension Term commences.

(ii)	Tenant shall pay Additional Rent (i.e., Taxes and Expenses) for the Premises during the Extension Term in accordance with the terms of Article 4 of the Lease, and the manner and method in which Tenant reimburses Landlord for Tenant’s share of Taxes and Expenses and the Base Year, if any, applicable to such matter, shall be some of the factors considered in determining the Prevailing Market rate for the Extension Term.

C.             Initial Procedure for Determining Prevailing Market. Within thirty (30) days after receipt of Tenant’s Initial Extension Notice, Landlord shall advise Tenant of the applicable Base Rent rate for the Premises for the Extension Term. Tenant, within fifteen (15) days after the date on which Landlord advises Tenant of the applicable Base Rent rate for the Extension Term, shall either (i) give Landlord final binding written notice (“Binding Notice”) of Tenant’s exercise of its Extension Option, or (ii) if Tenant disagrees with Landlord’s determination, provide Landlord with written notice of rejection (the “Rejection Notice”). If Tenant fails to provide Landlord with either a Binding Notice or Rejection Notice within such fifteen-(15)-day period, Tenant shall be deemed to have provided a Binding Notice. If Tenant provides or is deemed to have provided Landlord with a Binding Notice, Landlord and Tenant shall enter into the Extension Amendment (as defined below) upon the terms and conditions set forth herein. If Tenant provides Landlord with a Rejection Notice, Landlord and Tenant shall work together in good faith to agree upon the Prevailing Market rate for the Premises during the Extension Term. Upon agreement, Landlord and Tenant shall enter into the Extension Amendment in accordance with the terms and conditions hereof. Notwithstanding the foregoing, if Landlord and Tenant fail to agree upon the Prevailing Market rate within thirty (30) days after the date Tenant provides Landlord with the Rejection Notice, then the Prevailing Market rate shall be determined in accordance with the arbitration procedures described in Section D below.

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D.             Arbitration Procedure.

(i)	If Landlord and Tenant have failed to reach agreement as to the Prevailing Market rate within thirty (30) days after the date of the Rejection Notice, then, within five (5) days after the expiration of such thirty-(30)-day period, Landlord and Tenant shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Prevailing Market rate for the Premises during the Extension Term (collectively referred to as the “Estimates”). If the higher of such Estimates is not more than I 05% of the lower of such Estimates, then Prevailing Market rate shall be the average of the two Estimates. If the Prevailing Market rate is not resolved by the exchange of Estimates, then, within seven (7) days after the exchange of Estimates, Landlord and Tenant shall each select an appraiser to determine which of the two Estimates most closely reflects the Prevailing Market rate for the Premises during the Extension Term. Each appraiser so selected shall be certified as an MAI appraiser or as an ASA appraiser and shall have had at least five (5) years’ experience within the previous ten (10) years as a real estate appraiser working in the Newton/Wellesley, Massachusetts area, with working knowledge of current rental rates and practices. For purposes hereof, an “MAI” appraiser means an individual who holds an MAI designation conferred by, and is an independent member 01: the American Institute of Real Estate Appraisers ( or its successor organization, or in the event there is no successor organization, the organization and designation most similar), and an “ASA” appraiser means an individual who holds the Senior Member designation conferred by, and is an independent member of, the American Society of Appraisers ( or its successor organization, or, in the event there is no successor organization, the organization and designation most similar).

(ii)	Upon selection, Landlord’s and Tenant’s appraisers shall work together in good faith to agree upon which of the two Estimates most closely reflects the Prevailing Market rate for the Premises. The Estimate chosen by such appraisers shall be binding on both Landlord and Tenant as the Base Rent rate for the Premises during the Extension Term. If either Landlord or Tenant fails to appoint an appraiser within the seven-(7)-day period referred to above, and such failure continues for three (3) Business Days after written notice thereof, the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof. If the two appraisers cannot agree upon which of the two Estimates most closely reflects the Prevailing Market within twenty (20) days after their appointment, then, within ten (10) days after the expiration of such twenty-(20)-day period, the two appraisers shall select a third appraiser meeting the aforementioned criteria. Once the third appraiser (i.e. arbitrator) has been selected as provided for above, then, as soon thereafter as practicable but in any case within fourteen (14) days, the arbitrator shall make his determination of which of the two Estimates most closely reflects the Prevailing Market rate and such Estimate shall be binding on both Landlord and Tenant as the Base Rent for the Premises. If the arbitrator believes that expert advice would materially assist him, he may retain one or more qualified persons to provide such expert advice. The parties shall share equally in the costs of the arbitrator and of any experts retained by the arbitrator. Any fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such appraiser, counsel or expert.

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(iii)	If the Prevailing Market rate has not been determined by the commencement date of the Extension Term, Tenant shall pay Base Rent upon the terms and conditions in effect during the last month of the initial Term for the Premises until such time as the Prevailing Market rate has been determined. Upon such determination, the Base Rent for the Premises shall be retroactively adjusted to the commencement of the Extension Term for the Premises. If such adjustment results in an underpayment of Base Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment within thirty (30) days after the determination thereof.

E.             Extension Amendment. If Tenant is entitled to and properly exercises its Extension Option, Landlord shall prepare an amendment (the “Extension Amendment”) to reflect changes in the Base Rent, Term, Termination Date and other appropriate terms. The Extension Amendment shall be sent to Tenant within a reasonable time after receipt of the Binding Notice, or Rejection Notice, as the case may be, and Tenant shall execute and return the Extension Amendment to Landlord within fifteen (15) days after Tenant’s receipt of same, but, upon delivery of the Initial Extension Notice, an otherwise valid exercise of the Extension Option shall be fully effective whether or not the Extension Amendment is executed.

F.              Prevailing Market. For purposes hereof, “Prevailing Market” shall mean the arm’s length fan- market annual rental rate per rentable square foot under extension leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and office buildings comparable to the Building in the Newton/Wellesley, Massachusetts area. The determination of Prevailing Market shall take into account any material economic differences between the terms of this Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes.

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3.	Signage. Landlord shall install tenant identification on the ground floor lobby directory and at the entrance to the Premises, using the standard graphics for the Building. The initial listing of Tenant’s name shall be at Landlord’s cost and expense. Any changes, replacements or additions by Tenant to such directory shall be at Tenant’s sole cost and expense.

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EXHIBIT G

GUARANTY OF LEASE

FOR VALUE RECEIVED and in consideration for and as an inducement to HINES GLOBAL REIT RIVERSIDE CENTER, LLC., a Delaware limited liability company (“Landlord”) to lease certain real property to CLEMENTIA PHARMACEUTICALS USA, INC., a Delaware corporation, as tenant (“Tenant”), pursuant to a lease of even date herewith (the “Lease”) by and between Landlord and Tenant, CLEMENTIA PHARMACEUTICALS, INC., a Quebec corporation (“Guarantor”), does hereby unconditionally and irrevocably guarantee to Landlord the punctual payment of all Rent (as such term is defined in the Lease) payable by Tenant under the Lease throughout the term of the Lease and any and all renewals and extensions thereof in accordance with and subject to the provisions of the Lease, and the full performance and observance of all other terms, covenants, conditions and agreements therein provided to be performed and observed by Tenant under the terms of the Lease, for which the undersigned shall be jointly and severally liable with Tenant. If any default on the part of Tenant shall occur under the Lease, the undersigned do hereby covenant and agree to pay to Landlord in each and every instance such sum or sums of money and to perform each and every covenant, condition and agreement under the Lease as Tenant is and shall become liable for or obligated to pay or perform under the Lease, together with the costs reasonably incurred by Landlord in connection therewith, including, without limitation, reasonable attorneys’ fees. Such payments of Rent and other sums shall be made monthly or at such other intervals as the same shall or may become payable under the Lease, including any accelerations thereof, all without requiring any notice from Landlord (other than any notice required by the Lease) of such non-payment or non¬performance, all of which the undersigned hereby expressly waives.

The maintenance of any action or proceeding by Landlord to recover any sum or sums that may be or become due under the Lease and to secure the performance of any of the other terms, covenants and conditions of the Lease shall not preclude Landlord from thereafter instituting and maintaining subsequent actions or proceedings for any subsequent default or defaults of Tenant under the Lease. The undersigned does hereby consent that without affecting the liability of the undersigned under this Guaranty and without notice to the undersigned, time may be given by Landlord to Tenant for payment of Rent and such other sums and performance of said other terms, covenants and conditions, or any of them, and such time extended and indulgence granted, from time to time, or Tenant may be dispossessed or Landlord may avail itself of or exercise any or all of the rights and remedies against Tenant provided by law or by the Lease, and may proceed either against Tenant alone or jointly against Tenant and the undersigned, or against the undersigned alone without first prosecuting or exhausting any remedy or claim against Tenant. The undersigned does hereby further consent to any subsequent change, modification or amendment of the Lease in any of its terms, covenants or conditions, or in the Rent payable thereunder, or in the premises demised thereby, or in the term thereof, and to any assignment or assignments of the Lease, and to any subletting or sublettings of the premises demised by the Lease, and to any renewals or extensions thereof, all of which may be made without notice to or consent of the undersigned and without in any manner releasing or relieving the undersigned from liability under this Guaranty.

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The undersigned does hereby agree that the bankruptcy of Tenant shall have no effect on the obligations of the undersigned hereunder. The undersigned does hereby further agree that in respect of any payments made by the undersigned hereunder, the undersigned shall not have any rights based on suretyship, subrogation or otherwise to stand in the place of Landlord so as to compete with Landlord as a creditor of Tenant, unless and until all claims of Landlord under the Lease shall have been fully paid and satisfied.

Neither this Guaranty nor any of the provisions hereof can be modified, waived or terminated, except by a written instrument signed by Landlord and the undersigned. The provisions of this Guaranty shall apply to, bind and inure to the benefit of the undersigned and Landlord and its legal representatives, successors and assigns. If Landlord should retain counsel and/or institute any suit against Guarantor to enforce this Guaranty or any covenants or obligations hereunder, then Guarantor shall pay to Landlord, upon demand, all reasonable attorneys’ fees, costs and expenses, including, without limitation, court costs, filing fees, recording costs, and all other costs and expenses incurred in connection therewith (all of which are referred to herein as “Enforcement Costs”), in addition to all other amounts due hereunder.

Guarantor further agrees that the validity of this Guaranty and the obligations hereunder shall in no way be terminated, affected or impaired by reason of the assertion or waiver by Landlord of any of the rights or remedies reserved to Landlord pursuant to the terms of the Lease. This Guaranty shall be governed by and construed in accordance with the internal substantive laws of the Commonwealth of Massachusetts (without regard to the conflict of law provisions thereof).

Guarantor hereby: (i) irrevocably consents and submits to the jurisdiction of the Superior or District Court of Middlesex (South) County and the United States Federal District Court for Massachusetts in respect to any action or proceeding brought therein by Landlord against Guarantor concerning any matters arising out of or in any way relating to this Guaranty or the Lease; (ii) expressly waives any rights of Guarantor pursuant to the laws of any other jurisdiction by virtue of which exclusive jurisdiction of the courts of any other jurisdiction might be claimed; (iii) irrevocably waives personal service of any summons and complaint, and consents to the service upon Guarantor of process in any such action or proceeding by the mailing of such process by first class, registered or certified mail, postage prepaid, to Guarantor at the address set forth above and hereby irrevocably designates CT Corporation System, with an address of 111 Eight Avenue, New York, New York, 10011 (“Agent”) to accept service of any process on Guarantor’s behalf and hereby agrees that such service shall be deemed sufficient; (iv) irrevocably waives all objections as to venue or inconvenient forum and any and all rights Guarantor may have to seek a change of venue with respect to any such action or proceeding; (v) agrees that the laws of the Commonwealth of Massachusetts (without giving effect to the conflicts of laws doctrines thereof) shall govern in any such action or proceeding, and waives any defense to any action or proceeding granted or allowed by the laws of any other country or jurisdiction unless such defense is also allowed by the laws of the Commonwealth of Massachusetts; and (vi) agrees that any final judgment rendered against Guarantor in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law, and expressly consents to the affirmation of the validity of any such judgment by the courts of any other jurisdiction so as to permit execution thereon. Guarantor further agrees that any action or proceeding by Guarantor against Landlord with respect to any matters arising out of or in any way relating to the Lease shall be brought only in the Superior or District Court of Middlesex (South) County and the United States Federal District Court for Massachusetts. Guarantor hereby represents and agrees that Guarantor will interpose no defense or claim against and shall consent to the issuance of all necessary documents by the courts of any other jurisdiction in order to execute upon any such judgment. Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, trial by jury in any action or proceeding arising out of or relating to this Guaranty.

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Any notice or other communication to be given to Landlord or the undersigned hereunder shall be in writing and sent in accordance with the notice provisions of the Lease. Notices to Landlord shall be delivered to Landlord’s address as set forth in the Lease. Notices to the undersigned shall be addressed as follows:

Clementia Pharmaceuticals, Inc.

1000, de la Gauchetière, suite 1200

Montréal, Québec, Canada H3B 4W5

If Guarantor’s notice address as set forth above changes, Guarantor agrees to provide written notice to Landlord of such change in address in accordance with the notice provisions of the Lease.

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IN WITNESS WHEREOF, the undersigned has executed this Guaranty as of the date of the Lease.

(Acknowledgement of Guarantor)

Province of Quebec

ss:

City of Montreal

On the 1st day of February in the year 2019 before me the undersigned, a notary public in and for said state, personally appeared Steve Forte, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the corporation upon behalf of which the individual(s) acted, executed the instrument.

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